EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2024-V6 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Berkadia Commercial Mortgage LLC, as Primary Servicer,  KeyBank National Association, as Primary Servicer for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Wilmington Trust, National Association, as the Trustee for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Computershare Trust Company, National Association, as the Custodian for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, BellOak, LLC, as the Operating Advisor for the 369 Lexington Avenue & 2 West 46th Street Mortgage Loan, Berkadia Commercial Mortgage LLC, as Primary Servicer for the Tysons Corner Center Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Tysons Corner Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Tysons Corner Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Timber Creek Crossing Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Timber Creek Crossing Mortgage Loan, Computershare Trust Company National Association, as Trustee for the Timber Creek Crossing Mortgage Loan, Computershare Trust Company National Association, as Custodian for the Timber Creek Crossing Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Timber Creek Crossing Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Timber Creek Crossing Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Crescent Center Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Crescent Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Crescent Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Crescent Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Crescent Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Crescent Center Mortgage Loan, KeyBank National Association, as Primary Servicer for the AutoNation Mortgage Loan, Argentic Services Company LP, as Special Servicer for the AutoNation Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the AutoNation Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the AutoNation Mortgage Loan, BellOak, LLC, as Operating Advisor for the AutoNation Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Staten Island Mall Mortgage Loan, 3650 REIT Loan Servicing LLC for the Staten Island Mall Mortgage Loan, as Special Servicer, Computershare Trust Company, National Association, as Trustee for the Staten Island Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Staten Island Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Staten Island Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Sheraton Hotel Brooklyn Mortgage Loan, 3650 REIT Loan Servicing LLC for the Sheraton Hotel Brooklyn Mortgage Loan, as Special Servicer, Computershare Trust Company, National Association, as Trustee for the Sheraton Hotel Brooklyn Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Sheraton Hotel Brooklyn Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Sheraton Hotel Brooklyn Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Kenwood Towne Centre Mortgage Loan, LNR Partners, LLC as Special Servicer for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Kenwood Towne Centre Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Kenwood Towne Centre Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Kenwood Towne Centre Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Kenwood Towne Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Vero Office Portfolio Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Vero Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Vero Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Vero Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Vero Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Coastline Apartments Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Coastline Apartments Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Coastline Apartments Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Coastline Apartments Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Coastline Apartments Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Syngenta Woodland Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Syngenta Woodland Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Syngenta Woodland Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Syngenta Woodland Mortgage Loan, BellOak, LLC, as Operating Advisor for the Syngenta Woodland Mortgage Loan and CoreLogic Solutions, LLC, as Servicing Function Participant for the Syngenta Woodland Mortgage Loan.

Dated: March 19, 2025

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

 (senior officer in charge of securitization of the depositor)